EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
General Mills, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 2-49637) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-95574, 33-24504, 33-27628, 33-32059, 33-36892, 33-36893, 33-50337, 33-62729,
333-13089, 333-32509, 333-65311 and 333-65313) on Form S-8 of General Mills,
Inc. of our report dated November 7, 2001, relating to the combined balance sheets of The Pillsbury Company, its subsidiaries and its related entities, a Business of Diageo plc., as of June 30, 2001 and 2000, and the related combined statements of operations, stockholders' deficit and comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended June 30, 2001, which report appears in the Current Report on Form 8-K/A of General Mills, Inc.

                                        /s/ KPMG LLP

                                        KPMG LLP

Minneapolis, Minnesota
January 10, 2002